UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 21, 2008

SONTERRA RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29463	51-0392750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 East Sonterra Blvd. San Antonio, Texas 78258
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 410-7024

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On July 21, 2008, Sonterra Resources, Inc. (“Sonterra” or the “Company”) announced that it has appointed South Texas Oil Company as the contract operator of the Company’s Matagorda Bay oil and gas properties in Texas state waters pursuant to a contract operating agreement entered into between the parties to be effective as of June 23, 2008 (the “Effective Date”). A copy of the press release announcing the entry into the contract operating agreement and a copy of the contract operating agreement are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

The execution of the contract operating agreement coincides with the previously announced management transitions at both Sonterra and South Texas as of the Effective Date, whereby the Company’s former management resigned as executive officers of Sonterra and became officers of South Texas Oil Company. Immediately following the resignation of the former officers, Donald Vandenberg, Gary Lancaster, and Donald Sebastian, were appointed to serve as CEO/President, Vice President and Chief Legal Officer, and Vice President and Chief Financial Officer, respectively, of the Company.

Item 1.02 Termination of a Material Definitive Agreement.

Only July 21, 2008, the Company also announced that it and South Texas Oil Company had terminated a separate contract operating agreement that the companies had previously entered into in April 2008, under which the Company had operated certain oil and gas properties held by South Texas Oil Company that are located in central Texas, south Texas, and Colorado. The Company and South Texas Oil Company terminated the April 2008 contract operating agreement concurrently with the entry into the new contract operating agreement and management transition discussed above in Item 1.01.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed as part of this current Report on Form 8-K:

Exhibit No.	Item

99.1	Press Release dated July 21, 2008.

99.2	Contract Operating Agreement, dated effective as of June 23, 2008, by and between Sonterra Resources, Inc. and South Texas Oil Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONTERRA RESOURCES, INC.

By	/s/ Gary L. Lancaster
Gary L. Lancaster Vice President and Chief Legal Officer
Date: July 23, 2008

INDEX TO EXHIBITS

Exhibit No.	Item

99.1	Press Release dated July 21, 2008.

99.2	Contract Operating Agreement, dated effective as of June 23, 2008, by and between Sonterra Resources, Inc. and South Texas Oil Company.